Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT (“Employee Matters Agreement”) is executed effective as of January 2, 2023, by and between General Electric Company, a New York corporation (“Parent”) and GE HealthCare Technologies Inc., a Delaware corporation (“SpinCo”) (collectively, the “Parties”).

WHEREAS, the Parties have entered into a Separation and Distribution Agreement dated November 7, 2022 (as amended, the “Separation Agreement”); and

WHEREAS, the Parties desire to set forth in writing the terms and conditions governing employee matters related to the Separation Transactions as set forth in this Employee Matters Agreement, which shall supplement the provisions of the Separation Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth in the Separation Agreement and herein, and other good and valuable consideration, and contingent upon the Distribution, the Parties hereby agree as follows:

SECTION 1.    Definitions

For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement unless otherwise indicated.

“Allocated Plan” means each Parent Plan identified in Appendix A for which sponsorship is transferred to a member of the SpinCo Group in accordance with the terms of this Employee Matters Agreement.

“Assets” for purposes of this Employee Matters Agreement is applicable only with respect to those Parent Plans or Business Plans which are funded by a trust that is exempt from tax under Section 501(a) of the Code, and the Heller Financial Executive Deferred Compensation Plan and Heller Financial Inc. Deferral Restoration Plan which are each funded by a Rabbi trust.

“Business Plan” means each (i) “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) other plan, program, fund, scheme or agreement, whether written or unwritten, providing for compensation, bonuses, profit-sharing, equity compensation or other forms of incentive or deferred compensation, insurance (including self-insured arrangements), health, medical or other welfare benefits, or post-employment or retirement benefits (including severance or other compensation, pension, health, medical, life insurance or other welfare benefits), and (iii) Employee Agreement, in each case which is sponsored, maintained, or administered or contributed to by one or more members of the SpinCo Group or with respect to which a SpinCo Group member has any Liability. Effective upon the applicable Split Date, the Business Plans shall include the Allocated Plans and the Mirror Plans for which Liabilities (and Assets, where applicable) are transferred or allocated to the SpinCo Group, and shall exclude the Business Plans listed in

Appendix B for which sponsorship is transferred to a member of the Parent Group (the “Retained Plans”) and the Parent Plans retained by Parent Group, each in accordance with the terms of this Employee Matters Agreement.

“COBRA” means the continuation coverage requirements under Section 4980B of the Internal Revenue Code and Part 6 of Subtitle B of Title I of ERISA.

“Continuation Period” means the period from the Distribution Date, through the later of (i) any continuation period required by applicable Law, and (ii) (A) for Employees other than those primarily employed in Canada, a period of twelve (12) months following the Distribution Date, or (B) for Employees primarily employed in Canada, a period of twenty-four (24) months following the Distribution Date.

“Deferred Plans” means the General Electric Company Annual Executive Incentive Plan, GE Incentive Compensation Plan, General Electric Company 2011 Executive Deferred Salary Plan, General Electric Company 2006 Executive Deferred Salary Plan, General Electric Company 2003 Executive Deferred Salary Plan, General Electric Company 2002 Executive Officer Deferred Salary Plan, General Electric Company 2001 Executive Officer Deferred Salary Plan, General Electric Company 2000 Executive Deferred Salary Plan, General Electric Company 1999 Executive Officer Deferred Salary Plan, General Electric Company 1998 Executive Officer Deferred Salary Plan, General Electric Company 1997 Executive Deferred Salary Plan, General Electric Company 1996 Executive Officer Deferred Salary Plan, General Electric Company 1995 Executive Officer Deferred Salary Plan, General Electric Company 1994 Executive Deferred Salary Plan, General Electric Company 1991 Executive Deferred Salary Plan, General Electric Company -1987 Executive Deferred Salary Plan, and RCA Executive Deferred Compensation Plan.

“De-Risking Transaction” means a transaction that transfers any Liabilities with respect to the GEPP or GEPP Mirror Plan, any GE Non-Qualified Pension Plan or Non-Qualified Mirror Pension Plans, the GE Restoration Plan or Restoration Mirror Plan or any Deferred Plan or Non-Qualified Deferred Compensation Mirror Plan to an unrelated third party, or otherwise eliminates the plan sponsor’s obligation to satisfy such Liabilities, including: (i) the purchase of an annuity contract pursuant to which any portion of such plan’s Liabilities are transferred to the contract issuer, (ii) a lump sum window offering, or (iii) the termination of all or part of such plan. For the avoidance of doubt, freezing the GEPP or GEPP Mirror Plan will not be considered a De-Risking Transaction.

“Employee” means each employee of (i) a SpinCo Group member as of the Distribution Date, including any employee who is on a leave of absence (including due to disability) (and their Plan Payees, as applicable), (ii) GE Operations Indonesia PT, who remains employed by that entity at the time the entity becomes a SpinCo Group member, or (iii) another Parent Group member as of the Distribution Date who is employed outside of the U.S. and would have become a SpinCo employee on the Distribution Date, as determined by Parent, but for a delay transferring the employee from the employee’s employing entity. GESA Employees outside of the U.S. are not Employees for purposes of this Employee Matters Agreement, except for purposes of Sections 5(c), 5(d), 5(g), and 12(d) herein. For purposes of Sections

5(c), 5(d), 5(g), and 12(d) of this Employee Matters Agreement (U.S. Health and Other Welfare Benefits), “Employee” also includes any employee hired by a SpinCo Group member after the Distribution Date.

“Employee Agreement” means each (i) employment, retention, termination, severance, change in control, and other similar agreement between an Employee and a member of either the Parent Group or the SpinCo Group, and (ii) separation or other individual agreement between a Former Employee or a Legacy Former Employee and a member of either the Parent Group or the SpinCo Group that provides for post-separation benefits or compensation. For purposes of this definition as used in this Employee Matters Agreement, the term “SpinCo Group” shall have the meaning assigned to it in the Separation Agreement and shall also include any previously divested business of Parent or any of its current or former Affiliates which Parent attributes to the SpinCo Group.

“Employment Liabilities” means any and all Liabilities (contingent, known or unknown, asserted, unasserted, or otherwise) relating to, arising out of, or resulting from: (i) the employment of, or services provided by, (A) an Employee, Former Employee, or Legacy Former Employee, and/or (B) a current or former individual independent contractor, consultant or other individual service provider who is or was providing services primarily for the benefit of the SpinCo Business as determined by Parent (collectively, “Service Providers”), including termination of employment, or termination of services provided by, an Employee, Former Employee, Legacy Former Employee, or Service Provider, (ii) any Business Plan (including any Mirror Plan or Allocated Plan), and/or (iii) Health and Other Welfare Liabilities described in Section 5(c) of this Employee Matters Agreement, in each case whether arising before, on, or after the applicable Split Date, and including any claims for benefits, fiduciary breach, or any type of equitable or non-monetary remedies, and obligations for related taxes and penalties. Such Liabilities are Employment Liabilities regardless of when such Liabilities, or any actual or alleged act, error, or omission giving rise to Liabilities, arose or accrued, including before, on, or after the applicable Split Date, with respect to each participant in such Business Plan. Notwithstanding the foregoing, employment tax Liabilities with respect to Legacy Former Employees for periods prior to the applicable Split Date shall remain the obligation of Parent as provided in the TMA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.

“Former Employee” means each former employee (and their Plan Payees, as applicable) of Parent or any of its current or former Affiliates (including current or former members of the SpinCo Group) who when last employed by Parent or a current or former Parent Affiliate, was providing services primarily for the benefit of the SpinCo Business or Former SpinCo Business as determined by Parent. For purposes of Sections 5(c), 5(d), 5(g), and 12(d) of this Employee Matters Agreement (U.S. Health and Other Welfare Benefits), “Former Employee” also includes any employee hired by a SpinCo Group member after the Distribution Date who becomes a former employee of a SpinCo Group member after the Distribution Date.

“Future Hire” means each individual listed on Appendix I and any replacements for such individuals, if the replacement is located in the same country as the listed individual being replaced.

“GE Non-Qualified Pension Plans” means the GE Supplementary Pension Plan (including the GE Executive Retirement Benefit (“ERB”)), the GE Excess Benefits Plan, the GE Executive Special Early Retirement Option and Plant Closing Pension Retirement Plan, the GE Expatriate Local Placement Pension Plan, the GE Expatriate Pension Plan, the GE Retirement for the Good of the Company Program, and the Employment Agreements that provide unfunded retirement benefits.

“GESA Employee” means each employee of a SpinCo Group member who is engaged to provide services to a non-SpinCo Group member entity pursuant to the terms of a Global Employee Services Agreement (“GESA”) or secondment agreement and who will transfer to the non-SpinCo Group member pursuant to the terms of a GESA or secondment agreement or will otherwise remain subject to a GESA or secondment agreement during their term of employment with a SpinCo Group member.

“Legacy Former Employee” means each former employee (and their Plan Payees, as applicable) of Parent or any of its current or former Affiliates who is not a Former Employee (as determined by Parent) but with respect to whom Liabilities are being transferred to a member of the SpinCo Group. As soon as practicable following the Distribution, Parent will provide SpinCo with a list of all Legacy Former Employees as of the Distribution Date.

“Liability Split Date” means the applicable date set forth in Appendix D or Appendix E for assumption of Health and Other Welfare Liabilities by SpinCo.

“Maintained Health and Welfare Plans” means the Parent Plans identified on Appendix D.

“Maintenance Period” means, except as otherwise provided in Appendix D, the period ending December 31, 2026.

“Mirror Plan” means each Business Plan sponsored by a member of the SpinCo Group to which Liabilities (and Assets, where applicable) are transferred from a Parent Plan on the Split Date.

“Non-U.S. Employees” means all employees of a SpinCo Group member who are not U.S. Employees.

“Parent Health and Welfare Plans” means the Parent Plans identified in Appendix E.

“Parent Plan” means each (i) “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) other plan, program, fund, scheme or agreement, whether written or unwritten, providing for compensation, bonuses, profit-sharing, equity compensation or other forms of incentive or deferred compensation, insurance (including self-insured arrangements), health, medical or other welfare benefits, or post-employment or retirement benefits (including severance or other compensation, pension, health, medical, life insurance or other welfare benefits), and (iii) Employee Agreement, in each case which is sponsored, maintained, administered or contributed to by Parent or any Affiliate (other than a member of the SpinCo Group) or with respect to which Parent or any Affiliate (other than a member of the SpinCo Group) has any Liability. Effective upon the applicable Split Date, Parent Plans shall include the Retained Plans, and shall exclude the Allocated Plans and Mirror Plans for which Liabilities (and Assets, where applicable) are transferred to the SpinCo Group, each in accordance with the terms of this Employee Matters Agreement.

“Plan Payee” means, as to each individual who participates in a Business Plan or a Parent Plan, such individual’s dependents, beneficiaries, alternate payees, and alternative recipients, as applicable, under each such Business Plan or Parent Plan. For the avoidance of doubt, to the extent an individual is both a Plan Payee and a current or former employee of Parent or any of its Affiliates, references to “Plan Payee” shall be deemed to refer to such individual only in his or her capacity as such a dependent, beneficiary, alternate payee, or alternative recipient, as applicable.

“Puerto Rico Health and Welfare Retained Plans” means the Health Plan insured by Triple-S Salud in Puerto Rico (Caribe Plan) and Long-Term Disability Income (Caribe Plan) on Appendix B. The Liability Split Date for the Puerto Rico Health and Welfare Retained Plans shall be January 1, 2023.

“Split Date” means with respect to each Split Plan, Allocated Plan and Retained Plan: (i) the date upon which certain Parent Plan Liabilities (and Assets, where applicable) that are attributable to Employees, Former Employees and Legacy Former Employees will be allocated and transferred, as described herein, to a Mirror Plan or member of the SpinCo Group, (ii) the date upon which the sponsorship of (and responsibility for) the Allocated Plan will be transferred to a member of the SpinCo Group, or (iii) the date upon which sponsorship of (and responsibility for) the Retained Plan will be transferred to a member of the Parent Group. The Split Date for the Parent Plans listed in Appendix C, the Retained Plans listed in Appendix B, and the Allocated Plans listed in Appendix A, shall be the applicable date listed in the relevant Appendix. The Split Date for the GE U.K. Pension Plan shall be January 1, 2023. The Split Date for the GE Canadian Pension Plans shall be January 1, 2023. The Split Date for the Dutch Pension Plan shall be November 1, 2022. The Split Date for the Maintained Health and Welfare Plans shall be January 1, 2024 (the “Plan Split Date”), although Health and Other Welfare Plan Liabilities for the Maintained Health and Welfare Plans shall be allocated and transferred to a member of the SpinCo Group, as described herein, on the applicable Liability Split Date.

“Split Plans” means those Parent Plans for which Liabilities (and Assets, where applicable) will be allocated between Parent and SpinCo. The Split Plans are the plans identified in Appendix C and the Maintained Health and Welfare Plans.

“Transition Services Period” means the period following the Distribution Date as provided in the Transition Services Agreement, or such other period mutually agreed upon by the Parties with respect to a specific administrative service.

“U.S. Employees” means all employees of a SpinCo Group member employed in the United States.

SECTION 2.    Assumption of Certain Obligations and Liabilities.

(a)    General Liability Allocation. To the fullest extent permitted by applicable Law, SpinCo shall, or shall cause one or more of the SpinCo Group members to, assume or retain, as the case may be, any and all Employment Liabilities, and Parent and each other member of the Parent Group shall transfer, assign, and convey, each effective as of the following dates: (i) in the case of Employment Liabilities other than those related to the Mirror Plans or Allocated Plans, the Distribution Date, (ii) in the case of Employment Liabilities related to the Mirror Plans and the Allocated Plans, the applicable Split Date. Without limiting the generality of the foregoing, one or more of the SpinCo Group members shall assume or retain the Liabilities described in Section 5(c) of this Employee Matters Agreement (U.S. Health and Other Welfare Benefits) related to participation by Employees, Former Employees, and Legacy Former Employees in Parent Health and Welfare Plans from and after the Liability Split Date.

If applicable Law does not permit the assumption or retention, or the transfer, assignment, or conveyance, of a certain Employment Liability, then solely with respect to that Employment Liability, SpinCo or any of the other SpinCo Group members shall indemnify, defend and hold harmless the Parent Indemnitees against any and all losses related to such Employment Liability.

(b)    Bonuses. With respect to the fiscal year in which the Distribution Date occurs and each fiscal year thereafter, SpinCo shall be solely responsible for paying (or causing to be paid) annual cash incentive bonuses to all Employees (and, if applicable, Former Employees). For the calendar year in which the Distribution Date occurs, (i) SpinCo shall maintain a bonus plan for the benefit of Employees (and, if applicable, Former Employees) with substantially the same terms and conditions as the annual bonus plan applicable to such Employees (and, if applicable, Former Employees) immediately prior to the Distribution Date, except that SpinCo may adjust the performance goals to the extent necessary or appropriate to maintain the intended incentive opportunity, and (ii) SpinCo shall pay (or cause to be paid) the bonuses due to each Employee (and, if applicable, each Former Employee) under such bonus plan (taking into account any adjustments made pursuant to (i) above) during the next following calendar year consistent with past practice under the comparable Parent Plan. Notwithstanding anything to the contrary in this Employee Matters Agreement, Parent shall fund the full amount of any retention bonuses paid in connection with the Distribution.

(c)    Individual Employee Agreements. SpinCo shall, or shall cause another member of the SpinCo Group to, assume or retain exclusive responsibility for all Employee Agreements with Employees, Former Employees and Legacy Former Employees, which are or shall become Business Plans on and after the Split Date.

(d)    Vacation and Paid Time-Off. Effective as of the Distribution Date, SpinCo shall, or shall cause another member of the SpinCo Group to, assume or retain all obligations of the Parent Group members for the accrued, unused vacation and other paid time off or leave benefits for Employees, Former Employees and Legacy Former Employees.

(e)    Litigation. If a member of the Parent Group is a party to an Action brought by or on behalf of an Employee, Former Employee or Legacy Former Employee (including a class thereof), or related to a Business Plan (including an Allocated Plan or Mirror Plan), then a SpinCo Group member shall indemnify, defend and hold harmless the Parent Indemnitees from and against any and all Liabilities of the Parent Indemnitees to the extent relating to, arising out of or resulting from such Action and manage any such Action (including without limitation any SpinCo Directed Actions) pursuant to the terms of the Separation Agreement; provided, however that SpinCo shall not have any indemnification obligations with respect to any Parent Retained Liabilities. If SpinCo or another member of the SpinCo Group is a party to an Action brought by an employee who is not an Employee, Former Employee, or Legacy Former Employee, and such Action relates to a Parent Plan, then a Parent Group member shall indemnify, defend and hold harmless the SpinCo Indemnitees from and against any and all Liabilities of the SpinCo Indemnitees to the extent relating to, arising out of or resulting from such Action and manage any such Action (including without limitation any Parent Directed Actions) pursuant to the terms of the Separation Agreement; provided, however that Parent shall not have any indemnification obligations with respect to any SpinCo Liabilities.

(f)    Workers’ Compensation. For the avoidance of doubt, SpinCo or another member of the SpinCo Group shall establish a workers’ compensation program covering all members of SpinCo Group, effective as of the Distribution Date, and shall cease to have access to any Parent Group workers’ compensation programs for any injuries from and after the Distribution Date. Parent Group workers’ compensation programs shall cover any injuries occurring before the Distribution Date for Employees, Former Employees and Legacy Former Employees, provided that such Employees, Former Employees and Legacy Former Employees, and such injuries, are otherwise eligible for coverage under the Parent Group’s workers’ compensation programs.

SECTION 3.    Employment.

(a)    Continuation of Employment. SpinCo shall, or shall cause another member of the SpinCo Group to, employ each Employee employed immediately prior to the Distribution Date.

(b)    Automatic Transfer of Employment. Parent and SpinCo agree that they will comply with the requirements of all applicable legislation affecting the automatic transfer of employees on the sale, transfer or continuation of a business and/or the provision of services and that they will work to provide an orderly transition for those employees who will automatically transfer pursuant to applicable Law at the end of the applicable Service Period or other termination of services as set forth in the TSA.

(c)    No Guarantee of Employment. Notwithstanding any other provision of this Employee Matters Agreement or the Separation Agreement, and subject to applicable Law, no SpinCo Group member shall be obligated to continue to employ any Employee for any specific period of time.

(d)    Employee Representative Agreements. Effective as of the Distribution Date, SpinCo shall, or shall cause another SpinCo Group member to, assume or remain a party to all collective bargaining, works council or other similar employee representative agreements (the employee representative party to such agreements, collectively, “Appropriate Representatives”), or honor the obligations thereunder, that apply to any Employees and either (i) require assumption by Law, or (ii) state that such agreement or obligation applies to successors (collectively, “Employee Representative Agreements”). If there are Employee Representative Agreements that continue to cover employees of the SpinCo Group and employees of the Parent Group, the Parties will work together in good faith and in accordance with applicable Law to have separate agreements in place by the Distribution Date in the U.S., and to open and manage negotiations with the applicable Appropriate Representative with a goal of establishing separate agreements to be in place by the Distribution Date, where possible on reasonable terms that are acceptable to both SpinCo and Parent, outside of the U.S.

(e)    Future Hires. A member of the SpinCo Group shall offer employment to each Future Hire consistent with any applicable Transition Services Period and applicable Law.

SECTION 4.    Employment Terms Following the Distribution Date.

(a)    Terms and Conditions of Employment. Consistent with applicable Law, during the applicable Continuation Period, a SpinCo Group member shall provide each Employee employed immediately prior to the Distribution Date with the following:

(i)    at least the same salary or wages, cash incentive compensation opportunities and cash bonus opportunities (excluding any transaction-related, retention or similar opportunities) as were provided to such Employee immediately prior to Distribution Date;

(ii)    employee benefits pursuant to plans, programs, policies and arrangements for the Employees that provide benefits to such Employees that have a comparable aggregate value to those benefits (excluding equity awards, employee stock purchase plans, and de minimis fringe benefits) to which they were entitled immediately prior to the Distribution Date, subject to the requirements of the TSA; and

(iii)    to the extent required by applicable Law, an Employee Representative Agreement, a Parent Plan or a Business Plan, other material terms and conditions of employment as were provided to such Employee immediately prior to the Distribution Date.

(b)    Vacation and Paid Time Off. SpinCo shall, or shall cause another member of the SpinCo Group to, provide vacation, paid time off, and leave benefits to Employees during the Continuation Period (or such longer period required by applicable Law) that are at least as favorable (and take into account the same service) as those provided to Employees under the applicable vacation, paid time off, or leave program immediately prior to the Distribution Date.

(c)    Severance Benefits. SpinCo shall, or shall cause another member of the SpinCo Group to, provide severance benefits to any Employee who was employed immediately prior to the Distribution Date, but who is laid off or terminated by a SpinCo Group member during the 12-month period immediately following the Distribution Date in an amount that is equal to the greater of (i) the severance benefits, if any, to which the Employee would have been entitled under the circumstances pursuant to the terms of any Parent Plan or Business Plan that is a severance or layoff plan as would have applied to such Employee if such termination occurred immediately prior to the Distribution Date, or (ii) the severance benefits, if any, provided under the severance arrangements of a SpinCo Group member applicable to similarly-situated employees and in connection with comparable terminations of employment, in each case to be calculated on the basis of the Employee’s compensation and service at the time of the layoff or other termination. In addition, SpinCo shall consider such eligible laid off or terminated Employee for a pro rata bonus under the terms any bonus plan of the applicable SpinCo Group member in which the employee participates.

(d)    Credit for Service.

SpinCo shall, and shall cause the other SpinCo Group members to, credit Employees for all service earned on and prior to the Distribution Date with the Parent Group and the SpinCo Group, in addition to service earned with the SpinCo Group on and after the Distribution Date for all purposes, including under the Business Plans (including the Mirror Plans and Allocated Plans) and other similar plans and programs sponsored by a SpinCo Group member; provided, however, that in no event shall SpinCo be required to credit service for Employees in a manner that results in a duplication of service under a plan with respect to a period. The SpinCo Group shall not amend any provision of a Business Plan (including a Mirror Plan or an Allocated Plan) as to any participant as of the applicable Split Date in any manner that would reduce the credit for service for such individual that is provided under this Section 4(d), or if more generous, under the applicable plan or applicable Law.

SECTION 5.    Parent Plans.

(a)    U.S. Pension Benefits. Effective as of the applicable Split Date, (i) (A) Parent shall transfer from the GE Pension Plan (the “GEPP”) to a tax-qualified defined benefit plan sponsored by SpinCo or another member of the SpinCo Group (the “GEPP Mirror Plan”) all Liabilities and allocable assets determined in accordance with Internal Revenue Code Section 414(l) under the GEPP with respect to Employees, Former Employees and Legacy Former Employees, and (B) the GEPP Mirror Plan shall assume all such assets and Liabilities from the GEPP, (ii) (A) Parent shall transfer from the GE Non-Qualified Pension Plans to plans sponsored by SpinCo or another member of the SpinCo Group (the “Non-Qualified Pension Mirror Plans”) all Liabilities under the GE Non-Qualified Pension Plans with respect to Employees, Former Employees and Legacy Former Employees and (B) the Non-Qualified Pension Mirror Plans shall assume all such Liabilities from the GE Non-Qualified Pension Plans, (iii) (A) the Parent Group shall transfer the sponsorship of (and responsibility for) all Allocated Plans (including all Liabilities and Assets, where applicable, thereunder) to SpinCo or another member of the SpinCo Group, and (B) SpinCo or another member of the SpinCo Group shall assume the sponsorship of (and responsibility for) all such Allocated Plans (including all Liabilities and Assets, where applicable, thereunder), and (iv) the SpinCo

Group shall assume all responsibility for funding and paying (or causing to be paid) the Liabilities transferred as described in this Section 5(a). For the avoidance of doubt, neither the transfers described in this Section 5(a), nor the Distribution Date shall be treated as a “Separation from Service,” as defined under Treasury Regulation § 1.409A-1(h), for purposes of the GE Non-Qualified Pension Plans, the Non-Qualified Pension Mirror Plans, or the Allocated Plans described in this Section 5(a). Parent shall draft the plan documents for the GEPP Mirror Plan and the Non-Qualified Pension Mirror Plans, which shall be adopted by SpinCo (or if applicable, another member of the SpinCo Group) without alteration.

The Liabilities transferred in accordance with this Section 5(a) shall cease to be Liabilities of the GEPP (and the GEPP Assets transferred in accordance with this Section 5(a) shall cease to be Assets of the GEPP), the GE Non-Qualified Pension Plans, and the Parent Group (excluding the SpinCo Group) as of the Split Date. From and after the Split Date, the GEPP Mirror Plan, Non-Qualified Pension Mirror Plans, the Allocated Plans, and the SpinCo Group, as applicable, shall be responsible for all obligations and Liabilities (including, for the avoidance of doubt, the obligation to defend claims related to benefits or benefits eligibility) with respect to, or in any way related to, the Liabilities transferred under this Section 5(a), whether accrued before, on or after the Split Date.

The plan documents for the GEPP Mirror Plan and the Non-Qualified Pension Mirror Plans adopted on the applicable Split Date shall reflect the service crediting requirements described in Section 4(d) of this Employee Matters Agreement.

The SpinCo Group shall not amend any provision of the GEPP Mirror Plan or any Non-Qualified Pension Mirror Plan or Allocated Plan as to any participant as of the applicable Split Date in any manner that would: (1) reduce service crediting for such individual, (2) adversely affect the benefits (vested or unvested) to which an individual would have been entitled immediately prior to the date of such amendment if the individual were vested in such benefits, or (3) not be permitted by the Plan terms in effect on the Split Date. In addition, during the Maintenance Period, (i) no member of the SpinCo Group may undertake any De-Risking Transaction or otherwise amend the GEPP Mirror Plan or any Non-Qualified Pension Mirror Plan with respect to then-existing Liabilities, and (ii) no member of the Parent Group may undertake any De-Risking Transaction or otherwise amend the GEPP or any GE Non-Qualified Pension Plan with respect to then-existing Liabilities (other than in connection with the spin-off of Liabilities to the GE Energy business).

The SpinCo Group shall be solely and exclusively responsible for, and shall indemnify and defend the Parent Group against, any and all claims related to (x) the establishment of, or transfer of Liabilities and Assets, where applicable to, the GEPP Mirror Plan, the Non-Qualified Pension Mirror Plans, and/or the SpinCo Group, (y) the transfer of sponsorship of the Allocated Plans from the Parent Group to the SpinCo Group, and/or (z) any amendments to, or termination of, the GEPP Mirror Plan, any Non-Qualified Pension Mirror Plan, or any Allocated Plan. For the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from (x), (y) or (z) cited immediately above.

(b)    U.S. GE Retirement Savings and Restoration Plans. Effective as of the applicable Split Date, (i) (A) Parent shall transfer from the GE Retirement Savings Plan (the “GE RSP”) to a tax-qualified defined contribution plan sponsored by SpinCo or another member of the SpinCo Group (the “RSP Mirror Plan”) all Assets and Liabilities under the GE RSP with respect to Employees, Former Employees and Legacy Former Employees and (B) the RSP Mirror Plan shall assume all such Assets and Liabilities from the GE RSP, (ii) (A) Parent shall transfer from the GE Restoration Plan to a comparable plan sponsored by SpinCo or another member of the SpinCo Group (the “Restoration Mirror Plan”), all Liabilities under the GE Restoration Plan with respect to Employees, Former Employees and Legacy Former Employees and (B) the Restoration Mirror Plan shall assume all such Liabilities from the Restoration Mirror Plan, and (iii) the SpinCo Group shall assume all responsibility for funding and paying (or causing to be paid) the transferred Liabilities described in this Section 5(b). For the avoidance of doubt, neither the transfers described in this Section 5(b), nor the Distribution Date, shall be treated as a “Separation from Service,” as defined under Treasury Regulation § 1.409A-1(h), for purposes of the GE Restoration Plan and the Restoration Mirror Plan. Parent shall draft the plan documents for the RSP Mirror Plan and the Restoration Mirror Plan, which shall be adopted by SpinCo (or if applicable, another member of the SpinCo Group) without alteration.

The Liabilities transferred in accordance with this Section 5(b) shall cease to be Liabilities of the GE RSP (and the GE RSP Assets transferred in accordance with this Section 5(a) shall cease to be Assets of the GE RSP), the GE Restoration Plan, and the Parent Group (excluding the SpinCo Group) as of the Split Date. From and after the Split Date, the RSP Mirror Plan, the Restoration Mirror Plan and the SpinCo Group, as applicable, shall be responsible for all obligations and Liabilities (including, for the avoidance of doubt, the obligation to defend claims related to benefits and/or benefits eligibility) with respect to, or in any way related to, the Liabilities transferred under this Section 5(b), whether accrued before, on or after the Split Date.

The plan documents for the RSP Mirror Plan and the Restoration Mirror Plan adopted on the applicable Split Date shall reflect the service crediting requirements described in Section 4(d) of this Employee Matters Agreement.

The SpinCo Group shall not amend any provision of the RSP Mirror Plan or the Restoration Mirror Plan as to any participant as of the applicable Split Date in any manner that would: (1) reduce service crediting for such individual, (2) adversely affect the benefits (vested or unvested) to which an individual would have been entitled immediately prior to the date of such amendment if the individual were vested in such benefits; or (3) not be permitted by the Plan terms in effect on the Split Date. In addition, during the Maintenance Period, (i) no member of the SpinCo Group may undertake any De-Risking Transaction or otherwise amend the Restoration Mirror Plan with respect to then-existing Liabilities, and (ii) no member of the Parent Group may undertake any De-Risking Transaction or otherwise amend the GE Restoration Plan with respect to then-existing Liabilities (other than in connection with the spin-off of Liabilities to the GE Energy business).

The SpinCo Group shall be solely and exclusively responsible for, and shall indemnify and defend the Parent Group against, any and all claims related to (x) the establishment of, or transfer of Liabilities (and Assets, where applicable) to, the RSP Mirror Plan or the Restoration Mirror Plan, and/or the SpinCo Group, and/or (y) any amendments to, or termination of, the RSP Mirror Plan or the Restoration Mirror Plan. For the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from (x) or (y) cited immediately above.

(c)    U.S. Health and Other Welfare Benefits.

(i)    Continued Participation in Parent Health and Welfare Plans. Employees, Former Employees, and Legacy Former Employees who otherwise meet the eligibility requirements of the Parent Health and Welfare Plans shall be eligible to participate in the Parent Health and Welfare Plans for active employees and retirees through December 31, 2023, unless otherwise mutually agreed by the Parties or as otherwise required by applicable Law; provided that the SpinCo Group shall continue to reimburse Parent promptly for the full cost of such benefits (including expenses), as described in this Section 5(c) and Section 12(d) of this Employee Matters Agreement and pay the Parent Group for all administrative and other expenses associated with such continued participation in the Parent Health and Welfare Plans as provided in the TSA.

A SpinCo Group member shall assume responsibility, as of the applicable Liability Split Date set forth in Appendix E, for the cost of all health and other welfare benefits for which Employees, Former Employees, and Legacy Former Employees, are or will become eligible under the Parent Health and Welfare Plans (collectively, the “Health and Other Welfare Liabilities”). From and after the Liability Split Date, the Health and Other Welfare Liabilities shall be Liabilities of the SpinCo Group and shall not be Liabilities of Parent or any member of the Parent Group, and the SpinCo Group shall be solely and exclusively responsible for the Health and Other Welfare Liabilities (although participation in the Parent Health and Welfare Plans will continue as described above).

From and after January 1, 2024, (i) all Employees, Former Employees, and Legacy Former Employees, will cease participation in the Parent Health and Welfare Plans, (ii) Parent Group shall have no responsibility or obligation to allow Employees, Former Employees, and Legacy Former Employees, to participate in the Parent Health and Welfare Plans, and (iii) SpinCo or a member of SpinCo Group shall be solely and exclusively responsible for establishing and maintaining health and welfare plans to provide benefits previously provided under the Parent Health and Welfare Plans to Employees, Former Employees, and Legacy Former Employees.

(ii)    Maintained Health and Welfare Plans. Effective as of the applicable Plan Split Date, Parent shall transfer from the Maintained Health and Welfare Plans to the health and welfare plans sponsored by SpinCo or another member of the SpinCo Group that are identical in all material respects to the Maintained Health and Welfare

Plans (the “Mirror Maintained Health and Welfare Plans”) all Liabilities under the Maintained Health and Welfare Plans with respect to Employees, Former Employees and Legacy Former Employees, and the Mirror Maintained Health and Welfare Plans shall assume all Liabilities from the Maintained Health and Welfare Plans set forth in Appendix D. Parent shall draft the plan documents for the Mirror Maintained Health and Welfare Plans, which shall be adopted by SpinCo (or if applicable, another member of the SpinCo Group) without alteration.

The plan documents for the Mirror Maintained Health and Welfare Plans adopted on the Plan Split Date shall reflect the service crediting requirements described in Section 4(d) of this Employee Matters Agreement. The SpinCo Group shall not amend or terminate any Mirror Maintained Health and Welfare Plans (except as otherwise required by applicable Law) during the Maintenance Period. For the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from any amendment to, or termination of, a Mirror Maintained Health and Welfare Plan.

(iii)    Parent Fringe Benefit and Severance Programs. Effective as of the applicable Split Date, Parent shall transfer from the Parent Fringe Benefit and Severance Programs set forth in Appendix C to the comparable fringe benefit and severance programs sponsored by SpinCo or another member of the SpinCo Group (the “Mirror Fringe Benefit and Severance Programs”) all Liabilities thereunder with respect to Employees, Former Employees, and Legacy Former Employees, and the Mirror Fringe Benefit and Severance Programs shall assume all such Liabilities. Parent shall draft the plan documents for the Mirror Fringe Benefit and Severance Programs, which shall be adopted by SpinCo (or if applicable, another member of the SpinCo Group) without alteration.

(iv)    Transfer of Liabilities for Maintained Health and Welfare Plans or Parent Fringe Benefit and Severance Programs. The Liabilities transferred to the SpinCo Group in accordance with this Section 5(c) shall cease to be Liabilities of the Parent Group (excluding the SpinCo Group), as of the Liability Split Date, and the Liabilities transferred to the Mirror Maintained Health and Welfare Plans and Mirror Fringe Benefit and Severance Programs in accordance with this Section 5(c) shall cease to be liabilities of the Maintained Health and Welfare Plans as of the applicable Plan Split Date, and the Parent Fringe Benefit and Severance Programs as of the applicable Split Date. From and after the applicable Liability Split Date, Plan Split Date, or Split Date, the SpinCo Group, the Mirror Maintained Health and Welfare Plans, and the Mirror Fringe Benefit and Severance Programs, as applicable, shall be responsible for all obligations and Liabilities with respect to, or in any way related to, the Liabilities transferred under this Section 5(c), whether accrued before, on or after the Split Date.

(v)    Indemnity for Mirror Maintained Health and Welfare Plans, Mirror Fringe Benefit and Severance Programs, and Parent Health and Welfare Plans. The SpinCo Group shall be solely and exclusively responsible for, and shall indemnify and defend the Parent Group against, any and all claims related to the establishment of, or transfer of Liabilities to, the Mirror Maintained Health and Welfare Plans or Mirror Fringe Benefit and Severance Programs, and/or the SpinCo Group, and/or any amendments to, or termination of, the Mirror Maintained Health and Welfare Plans or Mirror Fringe Benefit and Severance Programs. For the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from the establishment of the Mirror Maintained Health and Welfare Plans or Mirror Fringe Benefit and Severance Programs or any such amendment or termination of the Mirror Maintained Health and Welfare Plans or Mirror Fringe Benefit and Severance Programs. The SpinCo Group shall be solely and exclusively responsible for, and shall indemnify and defend the Parent Group against, any and all claims related to participation by, or termination of participation by, Employees, Former Employees, and Legacy Former Employees, in the Parent Health and Welfare Plans. For the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from the foregoing.

(d)    Parent FSA Plans. U.S. Employees shall remain eligible to participate in health care and dependent care flexible spending account arrangements under the Parent Health and Welfare Plans (collectively, the “Parent FSA Plans”) through December 31, 2022 (and thereafter for any amounts rolled over in accordance with the terms of the Parent FSA Plans). SpinCo or another member of the SpinCo Group shall establish a cafeteria plan (within the meaning of Section 125 of the Internal Revenue Code) with health care and dependent care flexible spending account arrangements (the “SpinCo Cafeteria Plan”) effective immediately after the date the U.S. Employees are no longer eligible for the Parent FSA Plans. Parent shall draft the plan documents for the SpinCo Cafeteria Plan, which shall be adopted by SpinCo (or if applicable, another member of the SpinCo Group) without alteration. If the contributions withheld from Employees’ wages for the calendar year ending December 31, 2022 for benefits under any Parent FSA Plan exceed the sum of claims paid for such Parent FSA Plan, Parent shall transfer the excess to a corresponding flexible spending account plan maintained by SpinCo or another member of the SpinCo Group to the extent necessary to reimburse claims incurred in 2023 under the SpinCo Cafeteria Plan, provided that the transferred amounts shall not exceed the 2022 carryover limit under the Parent Health FSA or claims incurred during the grace period (January 1, 2023 through March 15, 2023) for the dependent care FSA.

(e)    U.S. Deferred Salary and Deferred Annual Incentive Plans. Effective as of the applicable Split Date, (i) Parent shall transfer from the Deferred Plans to plans sponsored by SpinCo or another member of the SpinCo Group (the “Non-Qualified Deferred Compensation Mirror Plans”) all Liabilities under the Deferred Plans with respect to Employees, Former Employees and Legacy Former Employees, (ii) the Non-Qualified Deferred Compensation Mirror Plans shall assume all such Liabilities from the Deferred Plans, and (iii) the SpinCo Group shall assume all responsibility for funding and paying (or causing to be paid) the Liabilities transferred as described in this Section 5(e). For the avoidance of doubt, neither the transfer described in Section 5(e), nor the Distribution Date, shall be treated as a “Separation from Service,” as defined under Treasury Regulation § 1.409A-1(h), for purposes of the Deferred Plans and the Non-Qualified Deferred

Compensation Mirror Plans. Parent shall draft the plan documents for the Non-Qualified Deferred Compensation Mirror Plans, which shall be adopted by SpinCo (or if applicable, another member of the SpinCo Group) without alteration.

The Liabilities transferred in accordance with this Section 5(e) shall cease to be Liabilities of the Deferred Plans and the Parent Group (excluding the SpinCo Group) as of the Split Date. From and after the Split Date, the Non-Qualified Deferred Compensation Mirror Plans and the SpinCo Group, as applicable, shall be responsible for all obligations and Liabilities (including, for the avoidance of doubt, the obligation to defend claims related to benefits and/or benefits eligibility) with respect to, or in any way related to, the Liabilities transferred under this Section 5(e), whether accrued before, on or after the Split Date.

The plan documents for the Non-Qualified Deferred Compensation Mirror Plans adopted on the applicable Split Date shall reflect the service crediting requirements described in Section 4(d) of this Employee Matters Agreement.

The SpinCo Group shall not amend any provision of any Non-Qualified Deferred Compensation Mirror Plan as to any participant as of the applicable Split Date in any manner that would: (A) reduce service crediting for such individual, (B) would adversely affect the benefits (vested or unvested) to which an individual would have been entitled immediately prior to the date of such amendment if the individual were vested in such benefits, or (C) not be permitted by the Plan terms in effect on the Split Date. In addition, during the Maintenance Period, (i) no member of the SpinCo Group may undertake any De-Risking Transaction or otherwise amend any Non-Qualified Deferred Compensation Mirror Plan with respect to then-existing Liabilities, and (ii) no member of the Parent Group may undertake any De-Risking Transaction or otherwise amend any Deferred Plan with respect to then-existing Liabilities (other than in connection with the spin-off of Liabilities to the GE Energy business).

The SpinCo Group shall be solely and exclusively responsible for, and shall indemnify and defend the Parent Group against, any and all claims related to (1) the establishment of, or transfer of Liabilities to, the Non-Qualified Deferred Compensation Mirror Plans, and/or the SpinCo Group, and/or (2) any amendments to, or termination of, any Non-Qualified Deferred Compensation Mirror Plan. For the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from (1) or (2) cited immediately above.

(f)    Non-U.S. Benefits.

(i)    GE U.K. Pension Plan. Effective as of the applicable Split Date the applicable GE U.K. Pension Plan Liabilities and Assets, where applicable shall be transferred to the GE HCL Plan (as defined in Appendix G) in accordance with the procedures set forth in Appendix G.

(ii)    GE Canadian Pension Plans and Other Benefits. Effective as of the applicable Split Date, the applicable Canadian Pension Plan and other Employee Benefit Plan Liabilities and Assets, shall be transferred in accordance with the procedures set forth in Appendix H.

(iii)    GE Dutch Pension Plan. The GE Dutch Pension Plan will remain with STAP APF. Parties are working to transform the “single-client circle GE Nederland” into a “multi-client circle”. Under a multi-client circle, both GE and SpinCo Group shall retain all obligations and liabilities regarding their own Employees and Former Employees, such as the timely payment of contributions including contributions for indexation of pensions of former participants and pensioners in the pension plan and exit fees, as applicable, to STAP APF. Former participants who cannot be allocated to a specific GE company will be allocated to the SpinCo Group according to the current financial allocation as described in the current affiliation agreement between GE and STAP APF. Costs relating to the transformation of the single-client circle into a multi-client-circle will be paid by GE taking the current distribution key of the affiliation agreement with STAP into account.

(iv)    Puerto Rico Plans. Effective as of the applicable Split Date, (i) the SpinCo Group shall transfer the sponsorship of (and responsibility for) all Liabilities (and Assets, where applicable) for the Retained Plans to Parent or another member of the Parent Group, (ii) Parent or another member of the Parent Group shall assume the sponsorship of (and responsibility for) all Liabilities (and Assets, where applicable) for the Retained Plans, and (iii) SpinCo Group may continue to participate in the Puerto Rico Health and Welfare Retained Plans for Employees, Former Employees, and Legacy Former Employees who otherwise meet the eligibility requirements of the Puerto Rico Health and Welfare Plans through December 31, 2023, unless otherwise mutually agreed by the Parties or otherwise required by applicable Law. SpinCo Group shall assume the same obligations with respect to the Puerto Rico Health and Welfare Retained Plans (including expenses), as those that SpinCo Group is required to assume under this Employee Matters Agreement for Parent Health and Welfare Plans.

(g)    Participation in Parent Plans. Effective as of the applicable Split Date, all Employees, Former Employees, Legacy Former Employees will cease participation in and benefit accrual under the Parent Plan from which Liabilities (and Assets, where applicable) are transferred to the SpinCo Group as of such Split Date, except to the extent (if at all) as required by applicable Law or as otherwise explicitly set forth in this Section 5. The Parent Group shall take all necessary actions to affect such cessation of participation by Employees, Former Employees, and Legacy Former Employees under the Parent Plans, and the SpinCo Group shall promptly reimburse Parent for costs as described in Section 12(d) of this Employee Matters Agreement.

(h)    Follow-on Transfers. With respect to the Parent Plans that are Split Plans identified in Appendix C as being subject to this Section 5(h), if a participant in any such plan subsequently transfers between the Parent Group and the SpinCo Group before the Distribution Date, the Liabilities (and, if applicable, Assets) for such participant’s benefits under such plans shall be transferred to and from each Parent Plan and each Business Plan as needed to ensure that each such participant’s benefit is allocated to the individual’s employer or most recent former employer (in each case, or an Affiliate thereof). Effective upon the reallocation of the Liabilities (and Assets, where applicable) for such benefits pursuant to this Section 5(h), the legal entity to whom such benefits are transferred shall assume all responsibility for funding and paying (or causing to be paid) the transferred Liabilities described in this Section 5(h). For the avoidance of doubt, with respect to the Parent Plans that are Split Plans identified in Appendix C as being subject to this Section 5(h), if a participant in any such plan subsequently transfers between the Parent Group and the SpinCo Group after the Distribution Date, the Liabilities (and, if applicable, Assets) for the participant’s benefits shall not transfer as described in this Section 5(h).

SECTION 6.    Business Plans. The SpinCo Group shall retain all Liabilities (and Assets, where applicable) with respect to the Business Plans (and no member of the Parent Group that is not in the SpinCo Group shall have any obligations with respect thereto). Without limiting the generality of the foregoing, a SpinCo Group Member shall be designated as plan sponsor of each Business Plan from and after the Split Date or Plan Split Date, as applicable.

SECTION 7.     Non-U.S. Employees.

(a)    Terms and Conditions of Employment. In the case of the Non-U.S. Employees employed by a member of the SpinCo Group immediately prior to the Distribution Date, the SpinCo Group shall, in addition to meeting the requirements specified in Sections 4 through 6 of this Employee Matters Agreement, comply with any additional obligations arising under applicable Laws governing the terms and conditions of their employment or severance of employment in connection with the transfer of the SpinCo Business or otherwise.

(b)    Severance Indemnity.

(i)    In the event (A) the SpinCo Group does not provide Non-U.S. Employees employed by a SpinCo Group Member immediately prior to the Distribution Date with (1) similar in-kind benefits to those provided immediately prior to the Distribution Date, or (2) a benefit plan consistent with applicable Law or the SpinCo Group’s obligations in this Employee Matters Agreement, or (B) the SpinCo Group amends or otherwise modifies on or after the Distribution Date any such benefit plan, any Non-U.S. Business Plan in which any Non-U.S. Employee was covered or eligible for coverage immediately prior to the Distribution Date, or any other term or condition of employment applicable to Non-U.S. Employees immediately prior to the Distribution Date, in each case in a manner that results in any obligation, contingent or otherwise, of any Parent Group member to pay any severance, termination indemnity, or other similar benefit (including such benefits required under applicable Law) to such person, SpinCo shall, or shall cause another member of the SpinCo Group to, reimburse and otherwise hold harmless the Parent Group for all such severance, termination indemnity and other similar benefits and any additional Liability incurred by the Parent Group in connection therewith.

SECTION 8.    Equity Compensation Awards

Treatment of equity compensation awards is addressed in Appendix F.

SECTION 9.    Transition Services Agreement

The Parent Group shall provide payroll, benefits administration and other services to the SpinCo Group pursuant to the terms of the TSA. Nothing in the TSA is intended, or shall be construed, to conflict with the Employee Matters Agreement. In the event of any such conflict, the terms of the Employee Matters Agreement shall prevail.

Parent Group is not required to provide, and may adjust the costs charged to SpinCo with respect to, any services under the TSA for any Business Plan, benefits or programs that SpinCo or a member of SpinCo adopts, amends or terminates in a manner that Parent Group, in its sole discretion, determines impacts the services. In addition, a SpinCo plan fiduciary shall be solely responsible for all decisions related to whether some or all of such costs should or may be paid by a SpinCo plan and payments will be made out of assets of the trust for the applicable SpinCo plan only if, as, and when directed by the SpinCo plan fiduciary. Any such direction shall include (or be deemed to include) a determination by the SpinCo plan fiduciary that the applicable amount can be paid with assets from the trust for the SpinCo plan and that such payment will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). SpinCo Group remains responsible for Employment Liabilities regardless of whether the Parent Group provides services (or makes discretionary decisions in providing services) to SpinCo Group pursuant to the TSA in relation to the Employment Liabilities.

For the avoidance of doubt, no provision of this Employee Matters Agreement shall be interpreted as a waiver of any SpinCo Group member’s right to pursue a fiduciary claim against the investment fiduciaries related to the investment services provided under TSA Schedule I.

SECTION 10.    Impermissibility; Good Faith.

In the event that any provision of this Employee Matters Agreement is not permissible under any Law or practice, the Parties agree that they shall proceed in good faith under such Law or practice to carry out to the fullest extent possible the purposes of such provision.

SECTION 11.    Restrictive Covenants Relating to Employees.

(a)    Through the Distribution Date. From the date of this Employee Matters Agreement through the Distribution Date, the Parties shall comply with Parent’s established policies and practices with respect to the solicitation and hiring of any individual employed by the Parent Group or the SpinCo Group, as applicable.

(b)    Non-Solicitation by Parent. During the twenty-four (24) month period following the Distribution Date, Parent shall not, and shall cause the other Parent Group members not to, directly or indirectly, solicit or induce or attempt to solicit or induce any Employee at the Senior Professional Band or higher to leave employment with any SpinCo Group member; provided, however, that SpinCo shall notify Parent in writing of any alleged breach of this obligation and Parent shall have ten (10) days following receipt of such notice to effect a cure.

(c)    Non-Solicitation by SpinCo. During the twenty-four (24) month period following the Distribution Date, SpinCo shall not, and shall cause the other SpinCo Group members not to, directly or indirectly, solicit or induce or attempt to solicit or induce any employee of the Parent Group at the Senior Professional Band or higher to leave the employment with any Parent Group member; provided, however, that Parent shall notify SpinCo in writing of any alleged breach of this obligation and SpinCo shall have ten (10) days following receipt of such notice to effect a cure.

(d)    Exceptions. The limitations set forth in Sections 11(b) and 11(c) above shall not prohibit the SpinCo Group or the Parent Group from: (i) soliciting any individual whose employment has been terminated, or who has been provided with formal notice of layoff, by the SpinCo Group, or the Parent Group, as the case may be, (ii) placing public advertisements or conducting any other form of general solicitation that is not specifically targeted towards the applicable employees, (iii) soliciting specifically identified employees with the prior written agreement of the other Party, or (iv) with respect to SpinCo Group, soliciting any Future Hires.

SECTION 12.    Cooperation and Assistance.

(a)    Mutual Cooperation. From and after the date of this Employee Matters Agreement, Parent and SpinCo shall, and each shall cause their respective Parent Group and SpinCo Group members to, cooperate with each other to facilitate the obligations assumed by the SpinCo Group under this Employee Matters Agreement including (i) providing (to the extent permitted by Law) such current information regarding the Employees, Former Employees, and/or Legacy Former Employees as may be necessary to facilitate determinations of eligibility for, and crediting of service, and payments of benefits to, such current and former employees under the Parent Plans and Business Plans (including Mirror Plans and Allocated Plans), as applicable, (ii) ensuring consistent administration of Split, Plans and Mirror Plans to the extent consistent administration is necessary or appropriate, and (iii) executing documents for the Mirror Plans and as required to complete the transactions contemplated by this Employee Matters Agreement.

Without limiting the generality of the foregoing, Parent and SpinCo each recognize that transfers of Liabilities and assets will require an initial transfer based on data available several months before the transfer, followed by one or more “true-up” adjustments to reflect changes between the time of the initial calculation and the effective date of the applicable transfer. Parent and SpinCo shall cooperate to determine and effectuate the “true-up” adjustments, with such adjustments for each plan to be completed in accordance with an agreed schedule that is acceptable to the plans’ actuaries and other service providers.

(b)    Claims Assistance. From and after the date of this Employee Matters Agreement:

(i)    If a threat, demand, lawsuit, or claim involving an Employee, Former Employee or Legacy Former Employee (a “Claim”) is made against either Party, or members of the respective SpinCo Group or Parent Group (as the case requires), then the other Party shall, and shall cause members of the respective SpinCo Group and Parent Group (as the case requires) to, provide reasonable assistance to the Party and members of the respective SpinCo Group and Parent Group (as the case requires) in the investigation of and defense against the Claim. Such reasonable assistance shall include providing reasonable access to employees who reasonably likely may have relevant information or whose assistance is reasonably necessary to investigating and defending against such Claim.

(ii)    In the event a Claim is made against either Party, or any other member of the respective SpinCo Group or Parent Group (as the case requires), and such Claim involves materially similar factual or legal issues to a Claim that was made against the other Party, or any member of the respective SpinCo Group or Parent Group (as the case requires), then the Parties shall, to the extent both Parties agree it is reasonable and appropriate under the circumstances, consult with each other to address whether the Parties are taking, or might take, positions that are inconsistent or would materially harm the other Party. The Parties are not, however, required to waive any applicable privileges or protections, or assert, or refrain from asserting, any arguments, rights, claims, or defenses.

(iii)    To the fullest extent permitted by applicable Law, neither Party shall provide assistance or support, of any type, to any person or entity that is, or may be, asserting, investigating, or considering a Claim against the other Party with respect to the subject matter of such Claim or potential Claim.

(iv)    For the avoidance of doubt, Parent Group for purposes of this Section 12(b), and for purposes of any and all indemnifications provided by SpinCo to Parent Group under this Employee Matters Agreement, includes any entity that Parent creates and subsequently divests as a stand-alone energy business.

(c)    Consultation with Employee Representative Bodies. The Parties shall, and shall cause their respective Group Members to, mutually cooperate in undertaking all reasonably necessary or legally required provision of information to, or consultations, discussions or negotiations with, employee representative bodies (including any unions or works councils) which represent employees affected by the transactions contemplated by this Employee Matters Agreement. Where any steps or arrangements contemplated by this Agreement are subject to information and/or consultation with employees and/or their representatives in accordance with local Law, no such steps or arrangements shall be deemed binding until such time as the applicable information and/or consultation process has taken place.

(d)    Cost-Sharing. Notwithstanding anything to the contrary in the Separation Agreement, the SpinCo Group shall reimburse Parent promptly (upon receipt of periodic billing where applicable) as follows:

(i)    For health benefits for U.S. Employees, and for COBRA benefits with respect to Former Employees and U.S. Employees, for the full cost of all benefits paid for claims incurred, and all administrative and other expenses incurred under the Parent Plans and Parent Health and Welfare plans without regard to when claims are incurred.

(ii)    For health benefits for applicable U.S. Former Employees and Legacy Former Employees (excluding COBRA under Parent Health and Welfare Plans for active U.S. Employees), including pre-Medicare and post-Medicare, all benefits and administrative expenses paid under the Parent Plans or Parent Health and Welfare Plan, and all other Liabilities assigned to the SpinCo Group on or after the Split Date or Liability Split Date. The SpinCo Group shall pay service costs through the Transition Services Period. For the avoidance of doubt, Liabilities assigned to the SpinCo Group include claims incurred (whether known or unknown) but not paid prior to the Split Date for U.S. Former Employees and Legacy Former Employees.

(iii)    For life insurance benefits for U.S. Employees, U.S. Former Employees, and Legacy Former Employees, all claims and administrative and other expenses paid under the Parent Health and Welfare Plans. The SpinCo Group shall pay service costs and assessments for life insurance premiums for U.S. Former Employees and Legacy Former Employees under Parent Plans through the Transition Services Period.

(iv)    For all benefits provided through Parent Plans or Parent Health and Welfare Plans and for any and all costs (whether incurred internally (e.g., expenses associated with Parent Group employees performing services relating to the Parent Plans or Parent Health and Welfare Plans) or externally (e.g., through a consulting firm) by Parent Group) associated with the provision of such benefits or services related thereto (collectively, the “Costs”), the SpinCo Group shall continue to pay Costs and other allocations in the ordinary course for benefit expenses in each case upon the receipt of periodic billings for such amounts. Certain of the amounts paid by SpinCo Group to Parent Group may be held in trust, as determined by Parent. For purposes of this Employee Matters Agreement, (A) benefit claims shall be deemed incurred on the date of the service giving rise to the claim (e.g., the date the Employee goes to the doctor and not, for example, the invoice date), (B) expenses for administrative and other services shall be deemed incurred on the date the services giving rise to the expense are performed (and not, for example, on the invoice date), and (C) claims and expenses paid on or after any date shall not include any claims and expenses for which Parent’s payment procedures required payment before such date.

Additionally, during the Transition Services Period:

(i)    Parent Group will continue to collect contributions and premiums due and owing from SpinCo Group’s Employees, Former Employees, and Legacy Former Employees for any voluntary Parent Health and Welfare Plans, will hold contributions and premiums collected in trust to the extent required by applicable Law, and will pay those contributions and premiums to the insurer of the applicable voluntary Parent Health and Welfare Plan.

(ii)    SpinCo Group’s obligations to the Parent Group with respect to Parent Health and Welfare Plans shall be determined using the accrual methodology that is in effect immediately prior to the Distribution Date.

SECTION 13.    No Third-Party Beneficiaries.

Notwithstanding the provisions of this Employee Matters Agreement or any provision of the Separation Agreement, nothing in this Employee Matters Agreement is intended to and shall not (a) create any third-party rights, (b) amend any employee benefit plan, program, policy or arrangement, or (c) provide any Employee, Former Employee, or Legacy Former Employee with any rights to continued employment or any level of benefits or compensation whether during employment or thereafter.

SECTION 14.    Further Assurances.

Article IX of the Separation Agreement is hereby incorporated into this Employee Matters Agreement mutatis mutandis; provided that, in the event of any conflict between the provisions of Article IX of the Separation Agreement and this Employee Matters Agreement, the provisions of this Employee Matters Agreement shall control.

This Employee Matters Agreement, including the provisions herein expressly providing for indemnification, shall be subject to the indemnification provisions of Article VI of the Separation Agreement; provided that, in the event of any conflict between such indemnification provisions, the indemnification provisions in this Employee Matters Agreement shall control.

Article XI of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

SECTION 15.    Entire Agreement.

(a)    Except as otherwise expressly provided in this Employee Matters Agreement, this Employee Matters Agreement, together with the Separation Agreement and the other Ancillary Agreements, constitutes the entire agreement of the parties hereto with respect to the subject matter of this Employee Matters Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matters addressed herein.

(b)    In addition to the responsibilities and obligations set forth herein the Parties shall have certain other responsibilities and obligations as set forth in the TSA.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:	/s/ Jennifer B. VanBelle
Name: Jennifer B. VanBelle
Title: Senior Vice President & Treasurer

GE HEALTHCARE TECHNOLOGIES INC.

By:	/s/ Robert M. Giglietti
Name: Robert M. Giglietti
Title: Senior Vice President

[Signature Page to Employee Matters Agreement]

Appendix A

Allocated Plans

Split Date is December 31, 2022

Retirement Plan for Select GE Businesses

Equalization Benefit Plan for Participants of the Retirement Plan for Selected GE Capital Businesses

General Electric Railcar Services Corporation Supplemental Executive Retirement Plan

Kidder, Peabody Nonqualified Retirement Plan

Heller Financial Executive Deferred Compensation Plan

Heller Financial, Inc. Supplemental Executive Retirement Plan

Heller Financial, Inc. Deferral Restoration Plan

Employee Agreements with Employees, Former Employees and Legacy Former Employees

Canadian General Electric Supplemental Retirement Plan

Appendix B

Business Plans

Amersham Health Retirement Plan

Amersham Health Restoration Plan

Amersham Retirement and Savings Restoration Plan

Amersham Health Inc. Puerto Rico Pension Plan

Datex-Ohmeda Retirement Income Plan for Bargaining Unit Employees

Datex-Ohmeda Voluntary Deferred Compensation Plan

Instrumentarium Cash Balance Plan

Instrumentarium Savings Investment Plan

HealthCare Partners, LLC Deferred Compensation Plan

Spacelabs Medical Inc. Supplemental Plan

Employee Agreements with Employees, Former Employees and Legacy Former Employees

Retained Plans

Split Date is December 31, 2022

Components Pension Plan for Puerto Rico

GE Puerto Rico Savings Plan

Health Plan insured by Triple-S Salud in Puerto Rico (Caribe Plan)

Long-Term Disability Income (Caribe Plan)

The Régime de retraite des employés non-syndiqués de Réseau Solutions Canada ULC

Régime d’appoint pour les cadres supérieurs et les employés réguliers ou les employés cadres de direction en détachement

Appendix C

Parent Plans that are Split Plans

Split Date is December 31, 20221

GE Pension Plan

GE Supplementary Pension Plan

GE Excess Benefits Plan

GE Retirement for the Good of the Company Program (and Related Employee Agreements)

GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan

GE Retirement Savings Plan

GE Restoration Plan

GE Expatriate Pension Plan

GE Expatriate Local Placement Pension Plan

RCA Executive Deferred Compensation Plan

GE Deferred Bonus Plan (Annual Executive Incentive Plan and Incentive Compensation Plan)

General Electric Company 1987 Executive Deferred Salary Plan

General Electric Company 1991 Executive Deferred Salary Plan

General Electric Company 1994 Executive Deferred Salary Plan

General Electric Company 1995 Executive Officer Deferred Salary Plan

General Electric Company 1996 Executive Officer Deferred Salary Plan

General Electric Company 1997 Executive Deferred Salary Plan

General Electric Company 1998 Executive Officer Deferred Salary Plan

General Electric Company 1999 Executive Officer Deferred Salary Plan

General Electric Company 2000 Executive Deferred Salary Plan

General Electric Company 2001 Executive Officer Deferred Salary Plan

General Electric Company 2002 Executive Officer Deferred Salary Plan

General Electric Company 2003 Executive Deferred Salary Plan

General Electric Company 2006 Executive Deferred Salary Plan

General Electric Company 2011 Executive Deferred Salary Plan

The foregoing “Parent Plans that are Split Plans” are subject to Section 5(h) of this Employee Matters Agreement.

Split Date is January 1, 2023

Canadian General Electric Pension Plan

GE Canada Pension Plan for GE Businesses in Quebec

GE Capital Pension Plan for Canadian Salaried Employees

[1]

For administrative reasons, certain assets will not be transferred until after the Split Date. In all cases, transfers may be completed when reasonably and administratively practicable after the Split Date.

GE Canada Employee Stock Savings Plan

GE Canada Group Registered Retirement Savings Plan

GE Canada Group Tax-Free Savings Account

Split Date is Distribution Date

GE Emergency and Family Aid Plan

GE Individual Development Program for Hourly and Nonexempt Salaried Employees

GE US Executive Severance Plan

The following Parent Fringe Benefit and Severance Programs:

•	Tuition Refund Program

•	Educational Loan Program

•	Adoption Assistance Program

•	Transit and Parking Account Program

•	GE Layoff Benefit Plan for Salaried Employees

•	GE Job and Income Security Plan for Hourly and Certain Salaried Employees

•	GE Layoff Benefit Plan for Certain GE Affiliates

The following vacation or leave programs offered by Parent Group:

•	Permissive Time Off

•	Vacation

•	Personal Illness and Caregiving

•	Personal Business

•	Sick and Personal Pay

•	Death in Family

•	Parental Leave

•	Paid Bonding Time

•	Jury duty

•	Military leave

•	Holidays

Appendix D

Maintained Health and Welfare Plans (with January 1, 2024 Plan Split Date)

Liability Split Date is January 1, 2023

GE Health Benefits for Production Retirees Plan

GE Health Choice for Retirees Plan

GE Retiree Medical Plan

•	Maintenance Period: For union-represented employees who retired on or before June 1, 2019, RRA/GEPAF must be available for four years from the date on which the retiree reaches age 65

GE Leadership Life Insurance Plan

GE Executive Life Insurance Plan

GE Canada Flexible Benefits Program

Post-Retirement Benefits for GE Canada Retirees from the CGE & DEW Defined Benefit Plan

Post-Retirement Benefits for GE Canada Retirees from the CEF Defined Benefit Plan (retired on or after January 1, 2019)

Liability Split Date is (1) January 1, 2023 for liabilities related to Former Employees and Legacy Former Employees (including potential future retirees) and (2) Distribution Date for liabilities related to Employees

GE Life, Disability and Medical Plan (Parts I, IV, V, and VII)

•	Maintenance Period: Life insurance benefits for retirees are vested and cannot be terminated pursuant to the terms of the plan

GE A Plus Life Insurance Plan

GE Dependent Life Insurance Plan for Exempt Salaried Employees

GE Dependent Life Insurance Plan for Hourly and Nonexempt Employees

GE Personal Excess Liability Insurance Plan

GE Global Health Plan (except Flexible Spending Accounts)

GE Long Term Disability Income Plan for Hourly Employees

GE Long Term Disability Income Plan for Salaried Employees

Maintenance Period: All Mirror Maintained Health and Welfare Plans shall be maintained for at least the Maintenance Period (as defined in this Employee Matters Agreement), unless a longer maintenance period is required under the terms of the Maintained Health and Welfare Plans (including an applicable insurance policy), by applicable Law, or as otherwise stated above. For the avoidance of doubt, nothing herein shall be construed to prevent SpinCo Group from adopting, pursuant to collective bargaining, new retiree health plans for employees of SpinCo Group who retire on or after the expiration date of the 2019-2023 GE-IUE/CWA, AFL-CIO, CLC National Agreement entered into as of June 24, 2019.

Appendix E

Parent Health and Welfare Plans

Liability Split Date is January 1, 2023

GE Leadership Life Insurance

GE Executive Life Insurance Plan

GE Health Benefits for Production Retirees Plan

GE Health Choice for Retirees Plan

GE Retiree Medical Plan

Liability Split Date is Distribution Date

GE Health Benefits for Production Employees Plan (except Part 3 GE Health Benefits for Production Employees Flexible Compensation Plan)

GE Health Choice for Employees Plan (except Part 3 GE Health Choice Flexible Compensation Plan)

GE Personal Accident Insurance Plan for Accidental Death and Dismemberment

Liability Split Date is (1) January 1, 2023 for liabilities related to Former Employees and Legacy Former Employees (including potential future retirees) and (2) Distribution Date for liabilities related to Employees

GE A Plus Life Insurance Plan

GE Dependent Life Insurance Plan for Exempt Salaried Employees

GE Dependent Life Insurance Plan for Hourly and Nonexempt Salaried Employees

GE Global Health Plan (except Flexible Spending Accounts)

GE Life, Disability and Medical Plan (except Part VI. GE Flexible Spending Accounts)

GE Long Term Disability Income Plan for Hourly Employees

GE Long Term Disability Income Plan for Salaried Employees

GE Personal Excess Liability Insurance Plan

GE Salary Continuation Program

The following voluntary insurance programs:

•	Auto

•	Home

•	Pet Insurance

•	ID Theft

•	Life Balance discount program

GE Canada Flexible Benefits Program

Post-Retirement Benefits for GE Canada Retirees from the CGE & DEW Defined Benefit Plan

Post-Retirement Benefits for GE Canada Retirees from the CEF Defined Benefit Plan (retired on or after January 1, 2019)

Appendix F

Equity Compensation Awards

General Electric International Employee Stock Purchase Plan

“ESPP Account” means an account under the Parent ESPP for an ESPP Participant.

“ESPP Participants” means the Employees and Former Employees who participate in the Parent ESPP. ESPP Participants also includes the Legacy Former Employees who participate in the Parent ESPP, as determined by Parent based on the records for the Parent ESPP.

“Parent ESPP” means the General Electric International Employee Stock Purchase Plan, as amended and restated on April 18, 2018.

“Transfer Date” means January 1, 2024, or, if earlier, such other date as mutually agreed by Parent and SpinCo.

(i)	End of Participation in Parent ESPP.

A.

Effective December 1, 2022, all ESPP Participants shall cease to be eligible to participate in the Parent ESPP and their final purchase that includes their contributions for November 2022 shall occur on November 30, 2022.    The Parent Group shall take all necessary actions to affect such cessation of participation by such ESPP Participants, effective December 1, 2022. All applicable ESPP Participants shall receive distributions of their shares in accordance with the terms of the Parent ESPP and applicable Law following their cessation of participation in the Parent ESPP.

B.

Effective until the Transfer Date, the Parent Group shall maintain the ESPP Accounts in accordance with the Parent ESPP Plan and applicable Law. Effective on the Transfer Date, Parent shall transfer to a member of the SpinCo Group, the ESPP Accounts, and SpinCo shall assume all ESPP Accounts and all related assets, liabilities and responsibilities of such ESPP Accounts. The Parent Group (excluding the SpinCo Group) shall cease to have any liability or responsibility with respect to the ESPP Accounts immediately following the Transfer Date.

C.

Each Participant (as defined in the Parent ESPP), other than an ESPP Participant, shall purchase shares on January 4, 2023 with their Purchase Right (as defined in the Parent ESPP) which includes their December 2022 contributions.

D.	Parent shall retain the Parent ESPP and except as provided in this Appendix F, the SpinCo Group assumes no liability with respect to, and receives no right or interest in, the Parent ESPP.

(ii)	China. The Parent Group shall take all necessary actions with respect to the Parent ESPP in accordance with the terms of such plan and applicable Law.

General Electric Share Plans

“Cork Plan” means the GE Healthcare (Cork) Share Participation Scheme.

“Legacy Account” means the GE Aircraft Engines VSA, GE Caledonia VSA, and GE VSA (collectively, the “VSA Accounts”) held by Employees or Former Employees as of the Transfer Date. Legacy Account also includes the Legacy Former Employees who have VSA Accounts as of the Transfer Date, as determined by Parent based on the records for the VSA Accounts.

“Parent Share Plan” means: (i) the IGE Engines Holdings LTD Share Incentive Plan and the GE Company Share Incentive Plan (collectively, the “UK SIPs”); and (ii) GE Capital Shannon Share Participation Scheme, GE Financial Funding Group Share Participation Scheme, GE Money Ireland Share Participation Scheme (collectively, the “Irish Plans”).

“Share Plan Participant” means an Employee or Former Employee who participates in a Parent Share Plan.

“Termination Date” means November 30, 2022.

“Transfer Date” means January 1, 2024, or, if earlier, such other date as mutually agreed by Parent and SpinCo.

(i)	UK SIPs.

(A)

Effective on the Termination Date, applicable Share Plan Participants shall cease to participate in the UK SIPs, other than with respect to any final purchase that includes such participants’ contributions prior to the Termination Date. The Parent Group shall take all necessary actions to affect such cessation of participation by all applicable Share Plan Participants under the UK SIPs, effective on the Termination Date. All applicable Share Plan Participants shall receive distributions of their shares in accordance with the terms of the UK SIPs and applicable Law following their cessation of participation in the UK SIPs. All Share Plan Participants who cease participating in the UK SIPs as provided herein shall be deemed to be “good leavers” for purposes of the UK SIPs.

(ii)	Irish Plans.

(A)

Effective on the Termination Date, all applicable Share Plan Participants shall cease to be eligible to participate in the Irish Plans, other than with respect to any final purchase that includes such participants’ contributions prior to the Termination Date. The Parent Group shall take all necessary actions to affect such cessation of participation by all applicable Share Plan Participants in the Irish Plans, effective on the Termination Date.

(iii)	Cork Plan.

(A)

Effective on the Termination Date, all participants in the Cork Plan shall cease to be eligible to participate in the Cork Plan, other than with respect to any final purchase that includes such participants’ contributions prior to the Termination Date. The Parent Group shall take all necessary actions to affect such cessation of participation by participants in the Cork Plan, effective on the Termination Date.

(B)

Effective as of the Distribution Date, a member of the SpinCo Group shall assume the Cork Plan and all related assets, liabilities and responsibilities of the Cork Plan. The Parent Group (excluding the SpinCo Group) shall cease to have any liability or responsibility with respect to the Cork Plan immediately following the Distribution Date.

(iv)	Legacy Accounts.

(A)	The Parent Group shall maintain the Legacy Accounts in accordance with the terms of Legacy Accounts and applicable Law after the Termination Date and through the Transfer Date.

(B)

Effective on the Transfer Date, Parent shall transfer to a member of the SpinCo Group the Legacy Accounts, and SpinCo shall assume all the Legacy Accounts and all related assets, liabilities and responsibilities of such Legacy Accounts. The Parent Group (excluding the SpinCo Group) shall cease to have any liability or responsibility with respect to the Legacy Accounts immediately following the Transfer Date.

Except as otherwise provided in this Appendix F with respect to the Cork Plan and the Legacy Accounts: (i) the SpinCo Group assumes no liability with respect to, and receives no right or interest in, any Parent Share Plan; and (ii) the Parent Group shall retain all of the purchase plans sponsored or maintained by a member of the Parent Group, including all of the Parent Share Plans.

General Electric Equity and Equity-Based Awards

(i) Definitions. For purposes of this “General Electric Equity and Equity-Based Awards” subsection of Appendix F, the following terms shall have the following meanings. All capitalized terms used but not defined in this “General Electric Equity and Equity-Based Awards” subsection of Appendix F shall have the meanings assigned to them in the Employee Matters Agreement (or, if not defined therein, the Separation Agreement) unless otherwise indicated.

“CEO Leadership Award Agreement” means the performance share grant agreement, dated as of August 18, 2020, by and between Parent and H. Lawrence Culp, Jr. (the “CEO”).

“CEO Parent Performance Shares” means the performance shares granted to the CEO pursuant to the CEO Leadership Award Agreement.

“CFO Leadership Award Agreement” means the performance stock unit grant agreement, dated as of September 3, 2020, by and between Parent and Carolina Dybeck Happe (the “CFO”).

“CFO Parent PSUs” means the performance stock units granted to the CFO pursuant to the CFO Leadership Award Agreement.

“Distribution Ratio” means the distribution ratio that determines the number of shares of SpinCo Common Stock each holder of Parent Common Stock on the record date of the Distribution shall receive, which for purposes hereof shall be equal to the number of shares of SpinCo Common Stock (including any fraction of a share of SpinCo Common Stock) each shareholder of Parent would be entitled to receive for each share of Parent Common Stock in the Distribution, carried out to six decimal places (with the final decimal place rounded down to the nearest whole number).

“Former Employee” means, at the Distribution, any former employee of Parent or its affiliates, other than a SpinCo Employee or an International Former Employee.

“International Former Employee” means, at the Distribution, any former employee of Parent or its affiliates who received Parent RSUs or Parent PSUs while located in China or Vietnam and still resides in China or Vietnam, as applicable.

“Parent Corporate Employee” means, at the Distribution, any Parent Employee designated by Parent’s management as a “corporate employee,” other than a Parent International Corporate Employee.

“Parent Employee” means, at the Distribution, any employee of Parent or its affiliates that is not a SpinCo Employee.

“Parent International Corporate Employee” means, at the Distribution, any Parent Employee designated by Parent’s management as a “corporate employee” and who is subject to China State Administration of Foreign Exchange requirements or resides in Vietnam.

“Parent Pre-Spin Stock Price” means the closing per share price of Parent Common Stock trading “regular way with due bills” on the New York Stock Exchange immediately prior to the Distribution.

“Plan” means any of (A) the GE 1990 Long-Term Incentive Plan, as amended and restated, (B) the GE 2007 Long-Term Incentive Plan, as amended and restated, (C) the GE 2022 Long-Term Incentive Plan, (D) the GE Stock-Based Compensation and Incentive Plan for Consultants, Advisors and Independent Contractors and (E) the GE Annual Executive Incentive Plan and any predecessor bonus plans such as the GE Incentive Compensation Plan or corporate action (collectively, the “AEIP”).

“SpinCo Employee” means, at the Distribution, any employee of SpinCo or a Subsidiary of SpinCo, as determined by Parent’s management.

“SpinCo Equity Award Ratio” means the quotient obtained by dividing (A) the Parent Pre-Spin Stock Price by (B) the SpinCo Post-Spin VWAP Stock Price, carried out to six decimal places (with the final decimal place rounded down to the nearest whole number).

“SpinCo Post-Spin VWAP Stock Price” means the volume-weighted average per share price of SpinCo Common Stock on the Nasdaq Stock Exchange during the first trading day immediately following the Distribution.

(ii) Parent Equity Awards and Parent SUs Generally. The Parties shall take all actions necessary or appropriate so that certain Parent Options, Parent RSUs, Parent PSUs and Parent SUs (each as defined below) and the CEO Parent Performance Shares and CFO Parent PSUs shall be adjusted effective as of the Distribution as set forth in clauses (iii) through (vii) of this “General Electric Equity and Equity-Based Awards” subsection of Appendix F, as set forth below. SpinCo acknowledges and agrees to assume the SpinCo Equity Awards and SpinCo SUs (each as defined below) that result from such adjustments and to issue SpinCo Common Stock in connection with any such SpinCo Equity Awards for which the applicable vesting criteria are satisfied.

(iii) Parent Options Held by SpinCo Employees. Each Parent stock option (a “Parent Option”), whether or not granted pursuant to the Plans and whether vested or unvested, held by a SpinCo Employee that is outstanding and unexercised immediately prior to the Distribution shall be converted into an award of stock options to purchase shares of SpinCo Common Stock (a “SpinCo Option”), and shall otherwise be subject to the same terms and conditions from and after the Distribution as the terms and conditions applicable to the corresponding Parent Option immediately prior to the Distribution; provided, however, that from and after the Distribution: (A) the number of shares of SpinCo Common Stock subject to such SpinCo Option shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (1) the number of shares of Parent Common Stock subject to the corresponding Parent Option immediately prior to the Distribution by (2) the SpinCo Equity Award Ratio and (B) the per share exercise price of such SpinCo Option shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (1) the per share exercise price of the corresponding Parent Option immediately prior to the Distribution by (2) the SpinCo Equity Award Ratio.

(iv) Parent RSUs.

(A)

Parent RSUs Held by SpinCo Employees. Each Parent restricted stock unit (a “Parent RSU”), whether or not granted pursuant to the Plans and whether vested or unvested, held by a SpinCo Employee that is outstanding immediately prior to the Distribution shall be converted into a restricted stock unit award in respect of SpinCo Common Stock (a “SpinCo RSU”), and shall otherwise be subject to the same terms and conditions from and after the Distribution as the terms and conditions applicable to the corresponding Parent RSU immediately prior to the Distribution; provided, however, that from and after the Distribution the number of shares of SpinCo Common Stock subject to such SpinCo RSU shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (1) the number of shares of Parent Common Stock subject to the corresponding Parent RSU immediately prior to the Distribution by (2) the SpinCo Equity Award Ratio.

(B)

Parent RSUs Held by Parent Corporate Employees and Former Employees. Each Parent Corporate Employee or Former Employee who holds a Parent RSU, whether vested or unvested, that is outstanding immediately prior to the Distribution shall receive, as of the Distribution, a number of SpinCo RSUs equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (1) the number of shares of Parent Common Stock subject to the corresponding Parent RSU immediately prior to the Distribution by (2) the Distribution Ratio. Such SpinCo RSUs shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding Parent RSU immediately prior to the Distribution.

(v) Parent PSUs (Other than CEO and CFO Leadership Awards).

(A)

Parent PSUs Held by SpinCo Employees. Each Parent performance stock unit (“Parent PSU”), whether or not granted pursuant to the Plans and whether vested or unvested, held by a SpinCo Employee that is outstanding immediately prior to the Distribution shall be converted into a performance stock unit award in respect of SpinCo Common Stock (a “SpinCo PSU”), and shall otherwise be subject to the same terms and conditions from and after the Distribution as the terms and conditions applicable to the corresponding Parent PSU immediately prior to the Distribution, including with respect to vesting, except to the extent that performance vesting requirements are adjusted and truncated as a result of the Distribution as set forth below; provided, however, that from and after the Distribution the number of shares of SpinCo Common Stock subject to such SpinCo PSU shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (1) the number of shares of Parent Common

Stock subject to the corresponding Parent PSUs immediately prior to the Distribution by (2) the SpinCo Equity Award Ratio. With respect to such SpinCo PSUs, (a) the one-year Parent earnings per share (“EPS”) and free cash flow (“FCF,” and together with EPS, the “operational performance metrics”) shall be measured by the Management Development and Compensation Committee of the Board of Directors of Parent (the “MDCC”) based on actual performance through the end of the applicable performance period (for the avoidance of doubt, each of which shall have ended prior to the Distribution), (b) three-year Parent total shareholder return relative to the S&P 500 Industrials Index Companies (“rTSR”) shall be measured by the MDCC based on actual performance through the end of a truncated performance period ending as of the Distribution, (c) any additional performance objectives for which the applicable performance period has been completed as of the Distribution shall be measured based on actual performance through the end date of such applicable performance period and (d) any additional performance objectives that are contemplated by the award agreement for the corresponding Parent PSU but which have not otherwise been established as of the Distribution shall be established following the Distribution by the board of directors or an equivalent authorized body of SpinCo (or an applicable committee thereof) (the “Adjusted SpinCo PSU Vesting Conditions”).

(B)

Parent PSUs Held by Parent Corporate Employees and Former Employees. Each Parent Corporate Employee or Former Employee who holds a Parent PSU, whether vested or unvested, that is outstanding immediately prior to the Distribution shall receive, as of the Distribution, a number of SpinCo PSUs equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (1) the number of shares of Parent Common Stock subject to the corresponding Parent PSUs immediately prior to the Distribution by (2) the Distribution Ratio; provided that such SpinCo PSUs shall be subject to the same terms and conditions from and after the Distribution as the terms and conditions applicable to the corresponding Parent PSUs immediately prior to the Distribution, including with respect to vesting, except that the operational performance metrics and rTSR vesting requirements shall be the Adjusted SpinCo PSU Vesting Conditions.

(vi) CEO and CFO Leadership Awards.

(A)

CEO Leadership Award. Pursuant to Section 3.6 of the CEO Leadership Award Agreement and taking into account the CEO is a shareholder of record with respect to the shares underlying the CEO Leadership Award Agreement, the CEO shall receive, as of the Distribution, a number of performance shares of SpinCo (the “CEO SpinCo Performance Shares”) determined in accordance with Section 3.6 of the CEO Leadership Award Agreement. For purposes of clarity, such CEO SpinCo Performance Shares shall be subject to the same terms and conditions from and after the Distribution as the terms and conditions applicable to the corresponding CEO Parent Performance Shares immediately prior to the Distribution giving effect to Section 3.6 of the CEO Leadership Award Agreement, except that, for each trading day following the Distribution, the Highest Average Price (as defined in the CEO Leadership Award Agreement) for purposes of the CEO SpinCo Performance Shares shall be determined in accordance with Section 3.6 of the CEO Leadership Award Agreement.

(B)

CFO Leadership Award. Pursuant to Section 3.6 of the CFO Leadership Award Agreement, the CFO shall receive, as of the Distribution, a number of performance stock units in respect of SpinCo Common Stock (the “CFO SpinCo PSUs”) equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (1) the number of CFO Parent PSUs subject to the CFO Leadership Award Agreement by (2) the Distribution Ratio. For purposes of clarity, such CFO SpinCo PSUs shall be subject to the same terms and conditions from and after the Distribution as the terms and conditions applicable to the corresponding CFO Parent PSUs immediately prior to the Distribution giving effect to Section 3.6 of the CFO Leadership Award Agreement, except that, for each trading day following the Distribution, the Highest Average Price (as defined in the CFO Leadership Award Agreement) for purposes of the CFO SpinCo PSUs shall be determined in accordance with Section 3.6 of the CFO Leadership Award Agreement.

(vii) Parent SUs. Effective as of the Distribution, each holder of a unit representing the value of a share of Parent Common Stock with respect to deferral of a cash bonus (a “Parent SU”) who will participate in a Non-Qualified Deferred Compensation Mirror Plan corresponding to the AEIP (such holder, an “SU Holder”) shall be credited under the applicable Non-Qualified Deferred Compensation Mirror Plan corresponding to the AEIP with a number of units of SpinCo (“SpinCo SUs”) with respect to such SU Holder’s deferred amounts under the AEIP, equal to the product, obtained by multiplying (A) the number of shares of Parent Common Stock subject to the corresponding Parent SUs immediately prior to the Distribution by (B) the Distribution Ratio. Such SpinCo SUs shall otherwise be subject to the terms and conditions of the applicable Non-Qualified Deferred Compensation Mirror Plan, including cash settlement. For at least one year following the Distribution, the applicable Non-Qualified Deferred Compensation Mirror Plan shall permit each SU Holder to continue to elect for each of the SU’s Holder’s Parent SUs assumed under the Non-Qualified Deferred Compensation Mirror Plan to remain a Parent SU (i.e., to track the value of a share of Parent Common Stock); provided that at the end of such period, the Parent SUs shall be converted into a different notional investment as prescribed by the Non-Qualified Deferred Compensation Plan .

(viii) No Termination of Employment or Separation from Service. For any Parent Employee or SpinCo Employee, the Distribution, any of the transactions or any transfers of employment or service contemplated thereby shall not be deemed to result in a termination of employment or otherwise constitute a “separation from service” (within the meaning of Section 409A of the Code) (including as a result of transferring directly to employment with a successor employer in connection with transfer by Parent or any of its affiliates of a business operation) for purposes of the Plans or any equity awards, whether granted under the Plans or otherwise.

(ix) Settlement, Delivery; Tax Reporting and Withholding.

(A)

Settlement and Delivery of Shares. From and after the Distribution, SpinCo shall have sole responsibility for the settlement and delivery of shares of SpinCo Common Stock pursuant to SpinCo Options, SpinCo RSUs, SpinCo PSUs, CEO SpinCo Performance Shares and CFO SpinCo PSUs (collectively, “SpinCo Equity Awards”) to any holder of such award and shall be solely entitled to any exercise price payable in respect of SpinCo Options.

(B)

Parent Employer Deduction for SpinCo Basket Awards Held by Parent Group Employees. Upon the vesting, payment or settlement, as applicable, of SpinCo Equity Awards held by an individual who at such time is or, upon their most recent termination of employment, was employed by a member of the Parent Group, Parent shall be solely entitled to a tax deduction arising from the payment or settlement of SpinCo Equity Awards.

(C)

SpinCo as Statutory Employer for SpinCo Basket Awards Held by Parent Group Employees. The Parties agree that SpinCo is the Employer within the meaning of Section 3401(d) of the Code with respect to the issuance of SpinCo Equity Awards described in clause (ix)(B). The Parties further agree that the applicable tax withholding obligations will be satisfied in accordance with the tax withholding methodology terms and conditions applicable to the corresponding award immediately prior to the Distribution, and SpinCo shall deposit the cash equivalent of such tax withholdings and pay the employer portion of any applicable payroll taxes in cash to the applicable Governmental Authority in an amount sufficient to satisfy its obligations. SpinCo agrees that it shall issue Forms W-2 reporting the wages and withholding associated with the settlement of SpinCo Equity Awards. The Parties agree that they shall cooperate to avoid the duplication of any payroll taxes (such as Social Security taxes) subject to an applicable wage base. Notwithstanding the foregoing, to the extent any non-United States jurisdiction requires a different withholding methodology or requires a different entity to withhold applicable taxes, such withholdings shall be effected in accordance with applicable local law.

(D)

SpinCo Equity Award Administration. SpinCo shall establish an appropriate administration system in order to handle in an orderly manner exercises of SpinCo Options and the settlement of other SpinCo Equity Awards and to effect the tax benefits and obligations contemplated by this clause (ix). In order to facilitate the foregoing matters, SpinCo shall maintain, at its own expense, UBS as its stock plan administrator (or such other party as may be agreed by SpinCo and Parent) and maintain the payroll data aggregation process established by Parent in advance of the Distribution, in each case, for the period commencing on the Distribution and ending no earlier than the later of (1) the tenth (10th) anniversary of the Distribution and (2) the date on which there are no longer outstanding any SpinCo Options that were vested immediately prior to the Distribution.

(x) Equity Plan Adoption; Registration and Other Regulatory Requirements.

(A)

Equity Plan Adoption. Effective as of the Distribution, SpinCo shall adopt equity incentive plans (the “SpinCo LTIPs”) that shall permit the issuance of SpinCo Equity Awards as described in this “General Electric Equity and Equity-Based Awards” subsection of Appendix F. Such SpinCo LTIPs shall have substantially the same terms as those of the applicable Plan as of immediately prior to the Distribution under which the corresponding Parent Options, Parent RSUs, Parent PSUs, CEO Parent Performance Shares or CFO Parent PSUs were originally granted. The SpinCo LTIPs shall be approved before the Distribution by Parent as SpinCo’s sole stockholder.

(B)

Registration. SpinCo agrees to file a registration statement on Form S-8 (and, solely with respect to SpinCo Equity Awards for which the underlying shares of SpinCo Common Stock are not eligible for registration on Form S-8, a registration statement on Form S-3 or Form S-1) with respect to, and to cause to be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the shares of SpinCo Common Stock authorized for issuance under the SpinCo LTIPs, as required pursuant to the Securities Act, not later than the Distribution and in any event before the date of issuance of any shares of SpinCo Common Stock pursuant to the SpinCo LTIPs.

Appendix G

GE U.K. Pension Plan

“Bulk Transfer Deed” means the bulk transfer deed entered into prior to the Distribution Date and agreed between GEH Holdings (a company incorporated in England and Wales), GE Healthcare Limited (a company incorporated in England and Wales), GE Pension Trustees Limited (a company incorporated in England and Wales) and GE Healthcare Pension Trustee Limited (a company incorporated in England and Wales).

“Exit Date” means the Exit Date as defined in the Bulk Transfer Deed.

“GE HCL” means GE Healthcare Limited, a company incorporated in England and Wales with registered number 01002610.

“GE HCL Pension Trustee” means GE Healthcare Pension Trustee Limited, a company incorporated in England and Wales with registered number 11673452.

“GE Pension Trustee” means GE Pension Trustees Limited, a company incorporated in England and Wales with registered number 08112850.

“GE UK Pension Plan” means the GE Pension Plan, an occupational pension scheme which is administered in the United Kingdom, and which is governed by the Constitutional and Benefit Rules dated December 8, 2016, made between GE Pension Trustee and GEH Holdings. For the avoidance of doubt, no reference to the “GE Pension Plan” or “GEPP” in this Employee Matters Agreement, other than in this definition, relates to the GE UK Pension Plan.

“GE HCL Pension Entities” means the “Healthcare Pension Entities” as defined in the Bulk Transfer Deed.

“GE HCL Plan” means the GE HCL Pension Plan, which is governed by a Trust Deed and Rules dated January 23, 2019 between GE HCL Pension Trustee and GE HCL.

“In-Service Deferred Benefits” means certain enhanced pension benefits payable to some individuals who were members of the GE UK Pension Plan when that Plan closed to the accrual of future benefits with effect from December 31, 2021.

“Pensions Act 1995” means the United Kingdom Pensions Act of 1995.

“Pensions Act 2004” means the United Kingdom Pensions Act of 2004.

“Transferring Liabilities” means the Transferring Liabilities as defined in the Bulk Transfer Deed.

(i)	Participation of the GE HCL Pension Entities in the GE UK Pension Plan shall cease as of the Exit Date in accordance with the governing rules of the GE UK Pension Plan and the Bulk Transfer Deed.

(ii)

SpinCo will, effective as of the Split Date, enter into a guarantee with the GE HCL Pension Trustee under which any obligation of GE HCL to make contributions to the GE HCL Plan will be guaranteed by SpinCo, the form of such guarantee to be appended to the Bulk Transfer Deed.

(iii)

Effective as of the Split Date, and subject to the conditions set out in the Bulk Transfer Deed, including the provision of a funding guarantee as described in (ii) above, Parent shall transfer, or cause to be transferred, to the GE HCL Plan, Assets where applicable or accruals (the “GE UK Pension Plan Transfer Value Amount”) and the Transferring Liabilities in accordance with the terms of the Bulk Transfer Deed and the Transferring Liabilities shall be determined as set out in the Bulk Transfer Deed, including as they relate to:

A.	members with deferred pensions or pensions in payment under the GE UK Pension Plan whose last employer in the GE UK Pension Plan as of December 31, 2021 was a GE HCL Pension Entity;

B.

dependents receiving payment under the GE UK Pension Plan with respect to a member, where the member’s last employer in the GE UK Pension Plan at the earlier of the date of death or December 31, 2021 was a GE HCL Pension Entity; and

C.	certain Liabilities to which regulation 6(5) of the Occupational Pension Scheme (Employer Debt) Regulations 2005 applies.

(iv)

An individual who was eligible for In-Service Deferred Benefits under the GE UK Pension Plan immediately prior to the Exit Date may continue to be so eligible in relation to the GE UK Pension Plan or the GE HCL Plan (as applicable) after the Exit Date on the terms set out in the rules of those Plans and as provided for in the Bulk Transfer Deed.

(v)

Following the Split Date and the transfer of the Assets or accruals and the Transferring Liabilities to the GE HCL Plan, each of the GE HCL Pension Entities shall serve a notice on the GE Pension Trustee in accordance with Regulation 9(4) of the Occupational Pension Schemes (Employer Debt) Regulations 2005 in the manner set out in the Bulk Transfer Deed.

(vi)

Any Liabilities under section 75 Pensions Act 1995 that are attributable to the GE HCL Pension Entities in the GE UK Pension Plan following the Exit Date shall be apportioned in accordance with the Bulk Transfer Deed and the Occupational Pension Schemes (Employer Debt) Regulations 2005 (as amended), unless otherwise agreed with the GE Pension Trustee.

(vii)	The GE UK Pension Plan Transfer Value Amount shall be calculated as set out in the Bulk Transfer Deed.

(viii)

This Employee Matters Agreement and the Bulk Transfer Deed shall be without prejudice to any obligation of a GE HCL Entity to pay contributions to the GE UK Pension Plan with respect to the period prior to the Exit Date.

Appendix H

Canadian Pension and Other Employee Benefit Plans

(A) Effective as of the applicable Plan Split Date or earlier as may be mutually agreed by the Parties, SpinCo shall assign or cause to be assigned to designated Parent Affiliate:

(1)	the Canadian General Electric Pension Plan (“CGE Plan”),

(2)	the GE Canada Pension Plan for GE Businesses in Quebec (“GEPPQ”), and

(3)	the Régime de retraite des employés non-syndiqués de Réseau Solutions Canada ULC (collectively, the “GE Canadian Pension Plans”).

(B) Subject to regulatory approval, effective as of the applicable Plan Split Date, (1) Parent, or its Affiliate, shall transfer or cause to be transferred from the CGE Plan, GEPPQ, and the GE Capital Pension Plan for Canadian Salaried Employees (“GECCP”), as applicable, to a registered pension plan established and sponsored by SpinCo or another member of the SpinCo Group (the “Canadian Mirror Plan”) the assets and Liabilities under the CGE Plan, the GEPPQ and the GECCP with respect to Employees, Former Employees and Legacy Former Employees, as applicable, and (2) the Canadian Mirror Plan shall assume all such assets and Liabilities from the CGE Plan, GEPPQ, and GECCP, as applicable. To establish the Canadian Mirror Plan, Parent shall draft the applicable plan documents which shall be adopted by SpinCo (or if applicable, another member of the SpinCo Group) without alteration. The terms and conditions of the transfer of assets and Liabilities from the CGE Plan, GEPPQ, and GECCP to the Canadian Mirror Plan shall be as set out in the agreements between the designated Parent Affiliate and designated member of the SpinCo Group executed prior to the Split Date, but in no case later than the date this Employee Matters Agreement is executed.

(C) SpinCo shall maintain the Canadian General Electric Supplemental Retirement Plan, and any such other supplemental or non-registered arrangement applicable to the Canadian Employees, Former Employees or Legacy Former Employees, as applicable (the “Canada Supplemental Plan”). Effective as of the applicable Plan Split Date or sooner as may be mutually agreed by the Parties, (1) Parent, or its designated Affiliate, shall establish or cause to be established supplemental plans sponsored by Parent or its designated Affiliate that mirror the relevant terms of the Canada Supplemental Plan (the “Canadian Supplemental Mirror Plan”) with respect to members who are not Employees, Former Employees or Legacy Former Employees, (2) SpinCo shall transfer or allocate, or cause to be transferred or allocated, from the Canada Supplemental Plan, if and as applicable, to the Canadian Supplemental Mirror Plan all defined benefit

Liabilities accrued under the Canada Supplemental Plan with respect to members who are not Employees, Former Employees or Legacy Former Employees, (3) the Canadian Supplemental Mirror Plan shall assume all such transferred or allocated defined benefit Liabilities from the Canada Supplemental Plan, and (4) the SpinCo Group shall retain all responsibility for paying (or causing to be paid), as and to the extent applicable, the defined benefit Liabilities described in this Section 5(f)(ii)(C) as it relates to Employees, Former Employees and Legacy Former Employees. For greater certainty, SpinCo shall also be responsible for any supplemental or non-registered payment associated with any Employees that participated in the GECCP prior to the Split Date, as and to the extent applicable.

(D) For greater certainty, SpinCo shall maintain the defined contribution non-registered accounts held under the Canada Supplemental Plan for all members as of the Distribution Date, including those who are not Employees, Former Employees or Legacy Former Employees. SpinCo shall establish a mirror non-registered group policy for future contributions for Employees and the balances of existing non-registered accounts for Employees and Former Employees shall be transferred to the new mirror non-registered group policy as of the Distribution Date. SpinCo shall administer or shall cause to be administered such other non-registered defined contribution accounts in the existing non-registered group policy until at least January 31, 2024, during which time all such members as of the Distribution Date shall be permitted to retain the balance of their accounts in the Canada Supplemental Plan, unless their employment is terminated earlier. The accounts of any members who are not Employees, Former Employees, Legacy Former Employees or otherwise part of the SpinCo Group and who do not elect to withdraw the balance of their accounts by January 31, 2024 shall be transferred to the applicable Canadian Supplemental Mirror Plan maintained by Parent or one of its Affiliates on February 1, 2024.

(E) SpinCo shall establish, or cause to be established, a mirror employee stock savings plan, registered retirement savings plan and tax-free savings account for Employees. Accounts relating to Employees, Former Employees and Legacy Former Employees under the GE Canada Stock Savings Plan, registered retirement savings plan and tax-free savings account shall be transferred to SpinCo as of the Plan Split Date. SpinCo shall not be liable or responsible for the accounts under the GE Canada Employee Stock Savings Plan or such registered retirement savings plans and tax-free savings accounts for members who are not Employees, Former Employees or Legacy Former Employees. For greater certainty, and notwithstanding anything to the contrary above or in Appendix F, effective on the Distribution Date, all Employees participating in the GE Canada Employee Stock Savings Plan shall cease to be eligible to participate in the GE Canada Employee Stock Savings Plan, other than with respect to any final purchase that includes such participants’ contributions prior to the Distribution Date. The Parent Group shall take all necessary actions to affect such cessation of participation by Employees in the GE Canada Employee Stock Savings Plan, effective on the Distribution Date.

(F) For purposes of Section 4(a)(ii) above, (1) the reference to “employee benefits” shall include the employee stock purchase plan, and (2) the material terms and conditions of employment as were provided to each Canadian Employee immediately prior to the Distribution Date shall mean the terms and conditions of employment as modified by the notice provided to Employees that the terms and conditions regarding their participation in the CGE Plan, GEPPQ or GECCP, as applicable, shall be changing effective December 31, 2023 and such Employees shall commence participating in a different pension arrangement effective January 1, 2024. For greater certainty, the terms and conditions of the Participation Agreement between General Electric Canada and the Board of Trustees of the Colleges of Applied Arts and Technologies Pension Plan dated May 20, 2022 (the “CAAT Agreement”) shall enure to the benefit of SpinCo. As of the Plan Split Date, SpinCo shall (1) assign the CAAT Agreement to a designated Parent Affiliate and (2) enter into a mirror form of the CAAT Agreement as with respect to the Employees.

(G) Section 4(c) of this Employee Matters Agreement shall apply with respect to Canadian Employees, but the reference to the “12-month period immediately following the Distribution Date” shall be replaced with “Continuation Period”.

(I) Section 5(c) of this Employee Matters Agreement shall apply with respect to Canadian Employees, Former Employees and Legacy Former Employees who participate in the Canadian Parent Health and Welfare Plans, as identified in Appendix E. For greater certainty, the SpinCo Group shall not amend or terminate any retiree health or retiree life benefits for retirees as of the applicable Plan Split Date (except as otherwise required by applicable Law) before January 1, 2024 and, for the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from any amendment or termination by or attempted by SpinCo Group, including any amendment or termination determined to be contrary to applicable Law.

(J) During the Maintenance Period, (i) no member of the SpinCo Group shall undertake any De-Risking Transaction regarding the Canadian Mirror Plan or the Canada Supplemental Plan and (ii) no member of the Parent Group shall undertake any De-Risking Transaction regarding the CGE Plan or the Canadian Supplemental Mirror Plan. The SpinCo Group shall be solely and exclusively responsible for, and shall indemnify and defend the Parent Group against, any and all claims related to any amendments to the Canadian Mirror Plan or the Canada Supplemental Plan. For the avoidance of doubt, the SpinCo Group shall be solely and exclusively responsible for all Liabilities arising from any such amendment or termination.

Appendix I

Future Hires